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                                                                    EXHIBIT 99.1


             AEROPOSTALE REPORTS FIRST QUARTER FISCAL 2006 RESULTS


NEW YORK, NEW YORK, MAY 18, 2006 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the first quarter ended April 29, 2006.

FIRST QUARTER PERFORMANCE:
Net income for the first quarter of fiscal 2006 was $8.4 million, or $0.15 per diluted share, including the $0.01 per share charge related to the expensing of stock options. This compares to net income of $8.6 million or $0.15 per diluted share in the first quarter of fiscal 2005.

Net sales for the first quarter of fiscal 2006 increased 16.4% to $246.3 million, versus net sales of $211.7 million in the first quarter of last year. Comparable store sales for the first quarter decreased 2.9%, versus an increase of 4.4% last year.

Julian R. Geiger, Chairman and Chief Executive Officer said, "We achieved our plan during the quarter by generating increases in our merchandise margins and in our average unit retails. Consistent with our operating strategy, we carefully controlled both the level of our inventories and the depth of our promotions. In addition, we have improved the balance of our merchandise assortment, integrating more fashion forward looks into our mix. We think that this approach will enable us to capitalize on our future opportunities."

SECOND QUARTER GUIDANCE:

The company announced its earnings guidance for the second quarter of fiscal 2006. The company believes it will achieve earnings in the range of $0.15 - $0.17 per diluted share, including the $0.01 per share charge related to the expensing of stock options. The company expects a flat to low-single digit comparable store sales increase in the second quarter of fiscal 2006.

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CONFERENCE CALL INFORMATION:
The Company will be holding a conference call today at 4:15 P.M. to review its first quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.
Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line through its e-commerce website (www.aeropostale.com) or at organized sales events at college campuses.

The company currently operates 693 Aeropostale stores in 47 states and 14 Jimmy'Z stores in 11 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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EXHIBIT A


                               AEROPOSTALE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)


                                                                                  April 29,    January 28,  April 30,
                                                                                    2006          2006        2005
                                                                                  ---------    -----------  ---------

ASSETS
Current Assets:
  Cash and cash equivalents..................................................     $143,951     $205,235     $119,293
  Short-term investments ....................................................       60,212       20,037       58,151
  Merchandise inventory .....................................................      108,971       91,908       89,575
  Other current assets ......................................................       27,600       22,159       18,689
                                                                                  --------     --------     --------
     Total current assets ...................................................      340,734      339,339      285,708

Fixtures, equipment and improvements, net ...................................      170,228      160,229      133,337

Other assets ................................................................        4,441        4,383        3,658
                                                                                  --------     --------     --------

TOTAL ASSETS.................................................................     $515,403     $503,951     $422,703
                                                                                  ========     ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...........................................................     $ 71,104     $ 57,165     $ 63,607
  Accrued expenses ..........................................................       48,378       69,188       36,521
                                                                                  --------     --------     --------
     Total current liabilities ..............................................      119,482      126,353      100,128

Other non-current liabilities ...............................................       96,968       92,808       78,090


Stockholders' equity ........................................................      298,953      284,790      244,485
                                                                                  --------     --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................................     $515,403     $503,951     $422,703
                                                                                  ========     ========     ========

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EXHIBIT B

                               AEROPOSTALE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                              SELECTED STORE DATA

                (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                                  13 WEEKS ENDED
                                                              --------------------------------------------------------
                                                                    APRIL 29, 2006               APRIL 30, 2005
                                                              ---------------------------   --------------------------
                                                                               % OF SALES                   % OF SALES
                                                                               ----------                   ----------

Net sales............................................          $ 246,292       100.0%       $ 211,674       100.0%

Cost of sales (including certain buying, occupancy
and warehousing expenses)............................            175,814        71.4          151,903        71.8
                                                               ---------       -----        ---------       -----

Gross profit.........................................             70,478        28.6           59,771        28.2

Selling, general and administrative expenses.........             58,265        23.6           46,437        21.9
                                                               ---------       -----        ---------       -----

Income from operations...............................             12,213         5.0           13,334         6.3

Interest income, net ................................              1,496         0.6              785         0.3
                                                               ---------       -----        ---------       -----

Income before income taxes...........................             13,709         5.6           14,119         6.6

Income taxes.........................................              5,346         2.2            5,505         2.5
                                                               ---------       -----        ---------       -----


Net income...........................................          $   8,363         3.4%       $   8,614         4.1%
                                                               =========       =====        =========       =====

Basic earnings per share.............................          $    0.15                    $    0.16
                                                               =========                    =========

Diluted earnings per share...........................          $    0.15                    $    0.15
                                                               =========                    =========

Weighted average basic shares........................             54,407                       55,409

Weighted average diluted shares......................             55,077                       56,573

STORE DATA:

Comparable store sales (decrease) increase...........               (2.9)%                        4.4%

Stores open at end of period.........................                704                          597

Total gross square footage at end of period..........          2,497,544                    2,108,929


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